UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 19, 2005

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FIRST METROPLEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

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Texas	000-51297	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 Dallas Parkway, Suite 125 Dallas, TX 75248
(Address of principal executive offices) (Zip Code)

(972) 720-9000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Frank Hundley, a director of First Metroplex Capital, Inc. (the “Company”) and its wholly owned subsidiary, T Bank, passed away on May 18, 2006. Mr. Hundley had been a director of the Company since February 2004. He was also a member of T Bank’s Loan and Credit Policy Committee and Investment/Asset-liability Committee.

Darrell Cain, a director of the Company and T Bank, resigned as director of the Company and T Bank on October 19, 2005 in connection with his decision to focus on the proposed trust operations of T Bank. Mr. Cain was also a member of  T Bank’s Loan and Credit Policy Committee and Investment/Asset-liability Committee.

At this time, neither the Company's nor the Bank’s Board of Directors intends to fill the resulting vacancies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST METROPLEX CAPITAL, INC.

Date: May 25, 2006	By:	/s/ Patrick G. Adams
Patrick G. Adams, President